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                                                                   EXHIBIT 10.11

                            INDEMNIFICATION AGREEMENT


THIS INDEMNIFICATION AGREEMENT is made effective as of the ___ day of _______, 2000, by and between Luminent, Inc., a Delaware corporation (the "Company") and _______________ ("Indemnitee").

WHEREAS, it is essential to the Company to retain and attract as directors and executive officers the most capable persons available;

WHEREAS, Indemnitee has recently become, or continues to serve as a(n) _____________ of the Company;

WHEREAS, the Bylaws and the Certificate of Incorporation of the Company require the Company to indemnify its directors and officers to the fullest extent permitted by law and Indemnitee is serving as a director or executive officer of the Company, in part, in reliance of such Bylaws and Certificate of Incorporation; and

WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability, to maintain Indemnitee's continued service to the Company in an effective manner in reliance on the aforesaid Bylaws and Certificate of Incorporation, in part, to provide Indemnitee with specific contractual assurance that the protection promised by such Bylaws and Certificate of Incorporation will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws and Certificate of Incorporation or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), the Company desires to provide in this Agreement for the indemnification of and the advance of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law, as set forth in this Agreement and, to the extent officers' and directors' liability insurance is maintained by the Company, to provide for continued coverage of Indemnitee under the Company's officers' and directors' liability insurance policies.

NOW, THEREFORE, in consideration of the covenants contained herein and of Indemnitee's continuing service to the Company directly, or at its request, other enterprises, and intending to be legally bound thereby, the parties hereto agree as follows:

1.   CERTAIN DEFINITIONS

          (a) Acquiring Person: shall mean any Person other than: (i) the Company; (ii) any of the Company's Subsidiaries; (iii) any employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) MRV Communications, Inc.